Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS FIRST QUARTER 2020 RESULTS

Lake Forest, IL, April 27, 2020 – Packaging Corporation of America (NYSE: PKG) today reported first quarter 2020 net income of $142 million, or $1.49 per share, and net income of $143 million, or $1.50 per share, excluding special items. First quarter net sales were $1.7 billion in 2020 and 2019.

Diluted earnings per share attributable to Packaging Corporation of America shareholders

	Three Months Ended
	March 31,
	2020	2019	Change
Reported Diluted EPS	$1.49	$1.97	$(0.48)
Special Items Expense (1)	0.01	0.01	—
Diluted EPS excluding Special items	$1.50	$1.98	$(0.48)

(1) For descriptions and amounts of our special items, see the schedules with this release.

Reported earnings in the first quarter of 2020 include special items primarily for certain costs related to the impact of the COVID-19 pandemic on our business.

Excluding special items, the ($.48) per share decrease in first quarter 2020 earnings compared to the first quarter of 2019 was driven primarily by lower prices and mix in our Packaging segment ($.64) and Paper segment ($.05), lower volumes in our Paper segment ($.03), higher annual outage expenses ($.04), higher depreciation expense ($.04), other expenses ($.01), and a higher tax rate ($.01).

These items were partially offset by higher volumes in our Packaging segment $.14, lower operating costs $.09, lower converting costs $.04, lower freight and logistics costs $.01, and lower interest expense $.04 and non-operating pension expense $.02.

Results were $.30 above first quarter guidance of $1.20 per share primarily due to higher volumes in our Packaging $.03 and Paper $.01 segments, higher prices and mix in our Packaging segment $.02, lower operating costs $.15, lower freight and logistics costs $.03, lower converting costs $.02, lower annual outage costs $.02, and other expenses $.02.

Financial information by segment is summarized below and in the schedules with this release.

	(dollars in millions)
	Three Months Ended
	March 31,
	2020	2019
Segment income (loss)
Packaging	$199.8	$249.6
Paper	32.5	45.6
Corporate and Other	(23.2)	(19.8)
	$209.1	$275.4

Segment income (loss) excluding special items
Packaging	$200.9	$250.0
Paper	32.6	45.8
Corporate and Other	(23.2)	(19.8)
	$210.3	$276.0

EBITDA excluding special items
Packaging	$289.9	$333.8
Paper	42.0	54.9
Corporate and Other	(21.3)	(18.1)
	$310.6	$370.6

In the Packaging segment, total corrugated products shipments with one additional workday were up 5.6% and shipments per day were up 3.9% over last year’s first quarter. Containerboard production was 1,047,000 tons, and containerboard inventory was down 79,000 tons compared to the first quarter of 2019 and down 39,000 tons from the fourth quarter of 2019. In the Paper segment, sales volume was down 14,000 tons compared to the first quarter of 2019 and down 26,000 tons from the fourth quarter of 2019.

Commenting on reported results, Mark W. Kowlzan, Chairman and CEO, said, “Strong demand in our Packaging segment drove first quarter results. We had record first quarter volume in our containerboard mills and a new all-time quarterly volume record in our corrugated products plants. The integration rate of our mill’s volume into our plants was 95% and our containerboard inventory was at the lowest level since our acquisition of the Boise packaging business. In our Paper segment, volume and prices were lower as expected, but both were slightly better than anticipated. The scheduled maintenance outages at all mills went very well, which helped us meet the better than expected demand in our Packaging and Paper segments. Both the mills and the corrugated products plants did a great job of running their operations safely, and in a cost-effective manner, while facing the unprecedented conditions brought on by the COVID-19 pandemic. All facilities operated in adherence to CDC guidelines and followed a strict protocol for workplace operations as well as notification of and response to potential issues. So far, we have not experienced any material disruption in our operations or our supply chain due to the pandemic. I am extremely proud of the effort, responsiveness, and sacrifices displayed by all PCA employees as well as our customers and suppliers.”

Mr. Kowlzan added, “These may be the most unpredictable and unprecedented times that, hopefully, we will ever encounter. Not a day passes that we realize something new being impacted in a way we had never thought of or imagined. Our consistent approach towards prudent capital allocation and sound financial governance has served us well for many years, and is certainly helpful in times like this.  PCA entered these uncertain economic times brought on by the COVID-19 crisis from a position of financial and balance sheet strength. Our focus has been and will remain on preserving that strength through the actions and decisions we make as a management team. Our Company’s liquidity position has never been higher, nor has our confidence in the future success of PCA. We are well-positioned to manage whatever lies ahead, while ensuring we take care of the needs and expectations of our employees, customers, suppliers and shareholders.”

“However, this confidence does not translate to the same degree of short-term predictability or guidance specifics that we normally provide at this time,” Mr. Kowlzan continued. “Due to the uncertain scope and duration of the pandemic, and the timing of the global recovery and economic normalization, we are not able to properly quantify our guidance for the second quarter. We have already announced the actions being taken in our Paper business, and we believe these actions will position us properly for what we anticipate right now for the second half of 2020. However, nothing is certain, especially now, and it may require further action to be taken. We know that we experienced a demand surge in our Packaging business in the first quarter, and the second quarter has also begun quite strong as well. Our containerboard inventory at the end of the first quarter was at the lowest levels, both in total and in weeks-of-supply, since our acquisition of the packaging business from Boise. And while recycled fiber prices began moving significantly higher during the first quarter, our position as a primarily virgin fiber producer minimizes this impact compared to other producers. However, it only makes logical sense that demand in certain end markets will return to more normal growth trends at some point, although we have been successful at securing new business in end markets with a stronger demand outlook versus markets whose demand may be impacted more negatively. Also, it is impossible to predict what additional health-related measures will be or must be taken, or dictated to us by the various state and local governments where we operate. Such events and actions could adversely impact the operation of not only our facilities, but also the availability of services and products we rely upon from our suppliers.”

“That being said, it is also a fact that the products our company provides are essential to the response efforts, recovery, and well-being of our country. The need for our cost-effective, sustainable, and renewable products will continue. While no one knows the severity or longevity of the virus’ impact on the global economy, it is my belief, that this need will be even more in demand as the world recovers from this crisis,” Mr. Kowlzan concluded

We present various non-GAAP financial measures in this press release, including diluted EPS excluding special items, segment income excluding special items and EBITDA excluding special items. We provide information regarding our use of non-GAAP financial measures and reconciliations of historical non-GAAP financial measures presented in this press release to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

PCA is the third largest producer of containerboard products and the third largest producer of uncoated freesheet paper in North America. PCA operates eight mills and 94 corrugated products plants and related facilities.

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, the impact of the COVID-19 pandemic on our business, expected benefits from acquisitions and restructuring activities, our industry and our business strategy. Statements that contain words such as “will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of the COVID-19 pandemic on the health of our employees and on the employees of our suppliers and customers, on our ability to operate our business, and on economic conditions affecting our business and demand for our products; the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

CONTACT:

Barbara Sessions

Packaging Corporation of America

INVESTOR RELATIONS:  (877) 454-2509

PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 1st Quarter 2020 Earnings Conference Call

Conference ID:  7987477

WHEN:	Tuesday, April 28, 2020 at 9:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)
NUMBER:	Dial in by 8:45 a.m. Eastern Time

Conference Call Leader:  Mr. Mark Kowlzan

WEBCAST INFO:	http://www.packagingcorp.com

REBROADCAST DATES:	April 28, 2020 at 12:00 p.m. Eastern Time through May 12, 2020 11:59 p.m. Eastern Time

REBROADCAST NUMBERS:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)

Passcode:  7987477

Packaging Corporation of America

Consolidated Earnings Results

Unaudited

(dollars in millions, except per-share data)

	Three Months Ended
	March 31,
	2020		2019
Net sales	$1,708.7		$1,733.7
Cost of sales	(1,343.7)	(1)	(1,312.3)	(2)
Gross profit	365.0		421.4
Selling, general, and administrative expenses	(145.9)		(140.0)
Other expense, net	(10.0)	(1)	(6.0)	(2)
Income from operations	209.1		275.4
Non-operating pension income (expense)	0.6		(2.0)
Interest expense, net	(19.6)		(24.1)
Income before taxes	190.1		249.3
Provision for income taxes	(48.4)		(62.5)
Net income	$141.7		$186.8

Earnings per share:
Basic	$1.50		$1.98
Diluted	$1.49		$1.97

Computation of diluted earnings per share under the two class method:
Net income	$141.7	$186.8
Less: Distributed and undistributed income available to participating securities	(1.2)	(1.4)
Net income attributable to PCA shareholders	$140.5	$185.4
Diluted weighted average shares outstanding	94.3	94.0
Diluted earnings per share	$1.49	$1.97

Supplemental financial information:
Capital spending	$70.5	$78.8
Cash balance	$764.0	$442.4

(1)	The three months ended March 31, 2020 include the following:

a.	$0.8 million of incremental, out-of-pocket costs related to COVID-19, including supplies, cleaning and sick pay, which were recorded in “Cost of sales”.

b.	$0.4 million of charges consisting of closure costs related to corrugated products facilities, which were recorded in “Other expense, net”.

(2)

The three months ended March 31, 2019 include $0.6 million of charges related to the second quarter 2018 discontinuation of uncoated free sheet and coated one-side grades at the Wallula, Washington mill associated with the conversion of the No. 3 paper machine to produce virgin kraft linerboard. The costs were recorded within “Other expense, net” and “Cost of sales”, as appropriate.

Packaging Corporation of America

Segment Information

Unaudited

(dollars in millions)

	Three Months Ended
	March 31,
	2020	2019
Segment sales
Packaging	$1,467.5	$1,477.6
Paper	217.4	239.7
Corporate and Other	23.8	16.4
	$1,708.7	$1,733.7

Segment income (loss)
Packaging	$199.8	$249.6
Paper	32.5	45.6
Corporate and Other	(23.2)	(19.8)
Income from operations	209.1	275.4
Non-operating pension income (expense)	0.6	(2.0)
Interest expense, net	(19.6)	(24.1)
Income before taxes	$190.1	$249.3

Segment income (loss) excluding special items (1)
Packaging	$200.9	$250.0
Paper	32.6	45.8
Corporate and Other	(23.2)	(19.8)
	$210.3	$276.0

EBITDA excluding special items (1)
Packaging	$289.9	$333.8
Paper	42.0	54.9
Corporate and Other	(21.3)	(18.1)
	$310.6	$370.6

 ____________

(1)

Segment income (loss) excluding special items, earnings before non-operating pension income (expense), interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" on the following pages reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

	Three Months Ended
	March 31,
	2020	2019
Packaging
Segment income	$199.8	$249.6
Incremental costs for COVID-19	0.7	—
Facilities closure and other costs	0.4	—
Wallula mill restructuring	—	0.4
Segment income excluding special items (1)	$200.9	$250.0

Paper
Segment income	$32.5	$45.6
Incremental costs for COVID-19	0.1	—
Wallula mill restructuring	—	0.2
Segment income excluding special items (1)	$32.6	$45.8

Corporate and Other
Segment loss	$(23.2)	$(19.8)
Segment loss excluding special items (1)	$(23.2)	$(19.8)

Income from operations	$209.1	$275.4

Income from operations, excluding special items (1)	$210.3	$276.0

 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

Net Income and EPS Excluding Special Items (1)

	Three Months Ended
	March 31,
	2020				2019
	Income before Taxes	Income Taxes	Net Income	Diluted EPS	Income before Taxes	Income Taxes	Net Income	Diluted EPS
As reported	$190.1	$(48.4)	$141.7	$1.49	$249.3	$(62.5)	$186.8	$1.97
Special items (2):
Incremental costs for COVID-19	0.8	(0.2)	0.6	0.01	—	—	—	—
Facilities closure and other costs	0.4	(0.1)	0.3	—	—	—	—	—
Wallula mill restructuring	—	—	—	—	0.6	(0.1)	0.5	0.01
Total special items	1.2	(0.3)	0.9	0.01	0.6	(0.1)	0.5	0.01
Excluding special items	$191.3	$(48.7)	$142.6	$1.50	$249.9	$(62.6)	$187.3	$1.98

 ____________

(1)

Net income and earnings per share excluding special items are non-GAAP financial measures. Management excludes special items as it believes these items are not necessarily reflective of the ongoing results of operations of our business. We present these measures because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management, because these measures assist in providing a meaningful comparison between periods presented and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)

Pre-tax special items are tax-effected at a combined federal and state income tax rate in effect for the period the special items were recorded and this rate is adjusted for each subsequent quarter to be consistent with the estimated annual effective tax rate, in accordance with ASC 270, Interim Reporting, and ASC 740-270, Income Taxes – Intra Period Tax Allocation. For all periods presented, income taxes on pre-tax special items represent the current amount of tax. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page 1.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

EBITDA and EBITDA Excluding Special Items (1)

EBITDA represents income before non-operating pension income (expense), interest, income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA excluding special items:

	Three Months Ended
	March 31,
	2020	2019
Net income	$141.7	$186.8
Non-operating pension (income) expense	(0.6)	2.0
Interest expense, net	19.6	24.1
Provision for income taxes	48.4	62.5
Depreciation, amortization, and depletion	100.3	94.8
EBITDA (1)	$309.4	$370.2
Special items:
Incremental costs for COVID-19	0.8	—
Facilities closure and other costs	0.4	—
Wallula mill restructuring	—	0.4
EBITDA excluding special items (1)	$310.6	$370.6

 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America

Reconciliation of Non-GAAP Financial Measures

Unaudited

(dollars in millions)

The following table reconciles segment income (loss) to EBITDA excluding special items:

	Three Months Ended
	March 31,
	2020	2019
Packaging
Segment income	$199.8	$249.6
Depreciation, amortization, and depletion	89.0	84.0
EBITDA (1)	288.8	333.6
Incremental costs for COVID-19	0.7	—
Facilities closure and other costs	0.4	—
Wallula mill restructuring	—	0.2
EBITDA excluding special items (1)	$289.9	$333.8

Paper
Segment income	$32.5	$45.6
Depreciation, amortization, and depletion	9.4	9.1
EBITDA (1)	41.9	54.7
Incremental costs for COVID-19	0.1	—
Wallula mill restructuring	—	0.2
EBITDA excluding special items (1)	$42.0	$54.9

Corporate and Other
Segment loss	$(23.2)	$(19.8)
Depreciation, amortization, and depletion	1.9	1.7
EBITDA (1)	(21.3)	(18.1)
EBITDA excluding special items (1)	$(21.3)	$(18.1)

EBITDA excluding special items (1)	$310.6	$370.6

 ____________

(1)	See footnote (1) on page 2, for a discussion of non-GAAP financial measures.